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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 23, 2002 (December 19, 2002)
Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29222 (Commission File Number)	13-3575874 (IRS Employer Identification No.)
9200 Indian Creek Parkway Suite 200 Overland Park, KS 66210 (Address of Principal Executive Offices)
(913) 693-8491 (Registrant's telephone number, including area code)

Item 5. Other Events

        On December 19, 2002, AVAX Technologies, Inc. terminated the employment of both David L. Tousley, the Company's President and Chief Operating Officer and a member of the Board of Directors and Warren B. Dudley, the Company's Chief Business Officer, in an effort to further conserve the cash resources of the Company. The terminations were effective as of December 14, 2002. Pursuant to existing employment agreements with Messrs. Tousley and Dudley, the Company paid each a severance payment equal to their current annual base salary plus certain annual insurance expense. The executives will be available to the Company in a consulting capacity as it continues to explore financing and other business alliances for the Company.

        Richard P. Rainey, Vice-President Finance and Administration will assume the role of Acting President for the Company. Mr. Rainey will continue to work with the Board of Directors in seeking appropriate financing and other business alliances.

Item 7. Exhibits

Exhibits
10.1	Severance Agreement dated as of December 14, 2002, between AVAX Technologies, Inc. and David L. Tousley.
10.2	Severance Agreement dated as of December 14, 2002, between AVAX Technologies, Inc. and Warren Dudley.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: December 23, 2002	By:	/s/ RICHARD P. RAINEY
	Name:	Richard P. Rainey
	Title:	Acting President

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  Item 5. Other Events
  Item 7. Exhibits
SIGNATURES